                                                                    EXHIBIT 10.1
                              AMENDED AND RESTATED
                            PRODUCT SUPPLY AGREEMENT

     This AMENDED AND RESTATED PRODUCT SUPPLY AGREEMENT ("Agreement") is made effective this 29th day of April, 1999, and is by and between SAMES, S.A., a French corporation ("SAMES"), SAMES NORTH AMERICA, INC. (formerly known as Sames Electrostatic, Inc.), a Connecticut corporation ("SAMES, N.A."), BINKS SAMES CORPORATION, a Delaware corporation ("BINKS"; BINKS, SAMES, N.A. and SAMES are hereinafter collectively referred to as "Seller"), and FANUC ROBOTICS NORTH AMERICA, INC., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

     WHEREAS, Seller and Buyer are parties to that certain Product Supply Agreement dated May 29, 1998 (the "Prior Agreement");

     WHEREAS, Seller and Buyer desire to amend and restate the Prior Agreement as herein provided;

     WHEREAS, Seller has agreed to supply the products listed on EXHIBIT A attached hereto (collectively, the "Sames Products" and individually, the "Sames Product") to Buyer, and Buyer has agreed to purchase and accept delivery of the Sames Products from Seller for a certain minimum period, on the terms and conditions set forth herein;

     WHEREAS, Buyer desires to become the distributor for Seller, and in said capacity, to market and sell the Sames Products to predetermined purchasers in a predetermined market;

     WHEREAS, Buyer desires a license to manufacture the Sames Products referenced as "Bell Machines" (liquid) on EXHIBIT A attached hereto (the "Sames Bell Machines");

     WHEREAS, Buyer has agreed to supply the robotics equipment listed on EXHIBIT C attached hereto (the "FRNA Paint Equipment") to Seller, and Seller has agreed to accept delivery of the FRNA Paint Equipment from Buyer for use in Seller's technology center in Grenoble, France, on the terms and conditions set forth in Buyer's standard Bailment Agreement attached hereto as EXHIBIT C;

     WHEREAS, Buyer has agreed to supply the paint products listed on EXHIBIT B attached hereto (collectively, the "FRNA Paint Products" and individually, the "FRNA Paint Product"), to Seller, and Seller has agreed to purchase and accept delivery of the FRNA Paint Products from Buyer for a certain minimum period, on the terms and conditions set forth herein;

     WHEREAS, Seller desires a non-exclusive right and license to use, market and sell the FRNA Paint Products;

     WHEREAS, Seller and Buyer have agreed to provide each other with reasonable product training as well as engineering and technical assistance in connection with the Sames Products, FRNA Paint Products and FRNA Paint Equipment;

     WHEREAS, Buyer desires exclusive use of Seller's automotive laboratory located on Capital Street in Livonia, Michigan, on the terms and conditions set forth in the Agreement attached hereto as EXHIBIT D;

     WHEREAS, Seller and Buyer desire to jointly participate in the development of new products.

     NOW, THEREFORE, in consideration of the mutual covenants of the parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

     SECTION 1. TERM.

          (a) Subject to earlier termination as provided herein, and except with respect to the "ACCUSTAT" and "AQUA" licenses described in Section 13, the term of this Agreement shall commence on the date hereof and shall continue for three years.

          (b) This Agreement shall be automatically renewable for three one-year terms, unless either party gives the other party written notice of its intention not to renew the Agreement not less than one hundred and eighty (180) days prior to the expiration of the initial term or any renewal term of this Agreement.

          (c) Seller shall have the right to immediately cancel this Agreement following either: (i) a breach by Buyer of any of its agreements or obligations under this Agreement and such failure(s) to perform continues for at least thirty (30) days after written notice thereof; or (ii) the insolvency or bankruptcy of Buyer.

          (d) Buyer shall have the right to immediately cancel this Agreement following either: (i) the breach by Seller of any of its agreements or obligations under this Agreement and such failure(s) to perform continues for at least thirty (30) days after written notice thereof; or (ii) the insolvency or bankruptcy of Seller.

          (e) Sections 8 and 18 of this Agreement shall survive termination of this Agreement.


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     SECTION 2. LIST OF SAMES PRODUCTS AND INVENTORY; PURCHASES. Subject to the
terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Sames Products and all enhancements to the Sames Products (hereinafter collectively, the "Sames Products") in the minimum quantities set forth on EXHIBIT A hereto. Notwithstanding the terms and conditions of Seller's standard warranty attached hereto as EXHIBIT F, if Buyer experiences a problem with any particular Sames Product, Seller shall use its reasonable best efforts to cure such problem within sixty (60) days of written notice to Seller. Further, if such problem is not reasonably cured by Seller within sixty (60) days of written notice to Seller, Buyer may, in its sole discretion, cancel the minimum quantity requirement for such Sames Product. The list of Sames Products to be supplied by Seller hereunder may change from time to time and any such changes shall be noted on a revised EXHIBIT A and such revised EXHIBIT A shall be signed and dated by both Seller and Buyer. Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, on or before August 1, 1999, existing inventory of Sames, N.A. (the "Sames Inventory") at current prices up to a maximum aggregate amount of $100,000. Any Sames Inventory purchased by Buyer shall be credited against Buyer's minimum quantity commitments for Sames Products set forth herein.

     SECTION 3. PURCHASE PRICE; TERMS OF PAYMENT; DELIVERY OF SAMES PRODUCTS AND SAMES INVENTORY.

          (a) Seller agrees that its pricing of the Sames Products listed under the "Main Component" heading on EXHIBIT A hereto (hereinafter, the "Main Component Products") to Buyer shall at all times be the lowest pricing of such Main Component Products to any customer of Seller purchasing similar quantities of Main Component Products.

          (b) The Purchase Price of Sames Products which are added to EXHIBIT A as provided in Section 2 shall be mutually agreed upon at the time such Sames Products are added.

          (c) From August 1, 1999, at Seller's request, Buyer shall pay in advance to Seller an amount (in U.S. dollars) equal to the purchase price, as defined in EXHIBIT A, for the remaining minimum commitment under the Prior Agreement through March 1, 2000 (the "Prepayment") and such Prepayment shall satisfy Buyer's purchase price for minimum quantities of Sames Products through May 31, 2000; provided, however, that the amount of such Prepayment shall not exceed $1,500,000.. The purchase price for Sames Products subject to the Prepayment shall be subject to a discount of 4.875%. Buyer shall submit its purchase order for the Sames Products subject to the Prepayment within ten (10) days of Seller's request for the Prepayment.

          (d) The purchase price for Sames Products other than the Sames Products subject to the Prepayment shall be paid by Buyer to Seller net in cash (in U.S. dollars) within thirty (30) days of invoice receipt.

          (e) The purchase price for any Sames Product or Sames Inventory is exclusive of any delivery and installation charges and any taxes, excises or other governmental charges applicable to the sale of the Sames Products or the Sames Inventory, which amounts shall be for Buyer's account and added as separate items on Seller's invoices.

          (f) All Sames Products originating from Grenoble, France are F.O.B. Rochester Hills, Michigan, except Bell Machines with freight charges prepaid by Sames S.A. (Grenoble). All Sames products manufactured and assembled by Sames, N.A. will be F.O.B. Livonia, Michigan. All Bell Machines (liquid) will be F.O.B. Grenoble, France.

          (g) The delivery times for Main Component Products shall be within the ranges set forth on EXHIBIT A hereto.

     SECTION 4. MANUFACTURING AND MARKETING RIGHTS.

          (a) Buyer shall be granted a non-exclusive right and license to manufacture the Sames Bell Machines (liquid) to automakers as provided in subsection (b) below, subject to the terms and conditions of the Amended and Restated License Agreement attached hereto as EXHIBIT H.

          (b) Seller hereby grants Buyer the exclusive right to market and sell the Sames Products, to all automakers throughout North America and solely to Ford, GM and Chrysler in South America. Seller and Buyer hereby acknowledge and agree that where the automaker in South America is, for example, Ford/Volvo or Daimler/Chrysler, Buyer's exclusive right under this Section 4(b), extends only to customers whose name plate is either Ford, GM or Chrysler, unless otherwise agreed by the parties hereto. While this Agreement is in effect, Seller shall not grant any other person or entity the right to market and sell the Sames Products to all automakers throughout North America and to Ford, GM and Chrysler in South America. The Seller reserves the right to market and sell the Sames product line for the sole purpose of replacing or upgrading existing equipment. Buyer has the right to first refusal.

     SECTION 5. LIST OF FRNA PAINT EQUIPMENT AND PRODUCTS; PURCHASES; MARKETING RIGHTS.

          (a) Seller agrees to purchase from Buyer, and Buyer agrees to sell to Seller, the FRNA Paint Products set forth on EXHIBIT B attached hereto subject to the terms and conditions of this Agreement. Buyer agrees to supply Seller with the FRNA Paint Equipment set forth on EXHIBIT C attached hereto for use by Seller at its technology center located in Grenoble, France (the "Technology Center") subject to the terms and conditions of the Bailment Agreement attached hereto as EXHIBIT D. The list of FRNA Paint Products may change from time to time and any such changes shall be noted on a revised EXHIBIT B and such revised EXHIBIT B shall be signed and dated by Seller and Buyer. Notwithstanding the foregoing, Buyer shall be solely responsible for all costs associated with any demonstrations conducted at the Technology Center for Buyer's exclusive use and Buyer agrees to indemnify Seller for any damages resulting from all such demonstrations.


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

          (b) Buyer hereby grants Seller a non-exclusive right to market FRNA Paint Products only as part of a bell system and only in Europe.

     SECTION 6. PURCHASE PRICE; TERMS OF PAYMENT; DELIVERY OF FRNA PAINT EQUIPMENT AND PRODUCTS.

          (a) The initial prices for FRNA Paint Products listed under the "Paint Products" heading on EXHIBIT B attached hereto (hereinafter "FRNA Paint Products") shall be those prices set forth on EXHIBIT B attached hereto; provided, however, that pricing of FRNA Paint Products to Seller shall be the lowest pricing of such FRNA Paint Products to any competitor of Seller purchasing any such FRNA Paint Products where Seller is bidding with a direct competitor of Seller.

          (b) The purchase price for FRNA Paint Products which are added to EXHIBIT B as provided in Section 5 shall be mutually agreed upon at the time such FRNA Paint Products are added. The initial purchase price for FRNA Paint Products is set forth on EXHIBIT B hereto.

          (c) The purchase price for FRNA Paint Products shall be paid by Seller to Buyer net in cash (in U.S. dollars) within thirty (30) days of invoice receipt.

          (d) The purchase price for any FRNA Paint Product is exclusive of any delivery and installation charges or any taxes, excises or other governmental charges applicable to the sale of the FRNA Paint Products, which amounts shall be for Seller's account and added as separate items on Buyer's invoices.

          (e) All FRNA Paint Products shall be shipped F.O.B. FANUC Robotics North America, Inc., Rochester Hills, Michigan.

     SECTION 7. PRODUCT TRAINING, ENGINEERING AND TECHNICAL ASSISTANCE.

          (a) Buyer and Seller agree to provide each other, upon reasonable request, with product training and engineering and technical assistance. The nature, manner and costs associated with such training and assistance shall be mutually agreed by the parties prior to the performance thereof.

          (b) Seller will employ, pay, supervise, direct and discharge all Seller personnel providing the product training and engineering and technical assistance hereunder. Seller will be solely responsible for the payment of benefits and any other direct or indirect compensation for Seller personnel assigned to perform the product training and engineering and technical assistance hereunder. Seller also agrees to be responsible for the employees' worker's compensation insurance, employment taxes and other employer liabilities relating to such personnel.

          (c) Buyer will employ, pay, supervise, direct and discharge all Buyer personnel providing the product training and engineering and technical assistance hereunder. Buyer will be solely responsible for the payment of benefits and any other direct and indirect compensation for

Buyer personnel assigned to perform the product training and engineering and technical assistance hereunder. Buyer also agrees to be responsible for the employees' worker's compensation insurance, employment taxes and other employer liabilities relating to such personnel.

          (d) Seller and Buyer hereby indemnify and agree to defend and hold harmless each other, their respective affiliated corporations, and agents, employees and representatives, from and against any liability, claim, demand, loss, damage, cost and expense, including reasonable attorney's fees and litigation costs, arising out of or in connection with the performance of the product training and engineering and technical assistance hereunder which occurs as a result of the gross negligence or willful misconduct of either Seller or Buyer, or their respective employees, agents, contractors, or subcontractors.

     SECTION 8.  WARRANTY.

          (a) The parties agree that all Sames Products shall be subject to Seller's standard warranty terms and conditions attached hereto as EXHIBIT F.

          (b) In the event a customer of Buyer requires warranty terms and conditions other than Seller's standard warranty terms and conditions, Seller, in its sole discretion, may supply Sames Products on such non-standard warranty terms and conditions, provided, however, that such agreement to supply Sames Products on such non-standard warranty terms and conditions shall not be unreasonably withheld and shall be consistent with the past practices of the parties. Seller's refusal to supply Sames Products on non-standard warranty terms and conditions shall not constitute a Change in Control Breach (as hereinafter defined).

          (c) Seller agrees to provide Buyer with non-warranty service in connection with Buyer's installed base of Seller's Sames Products during the term of this Agreement and shall charge Buyer for such service at the rate charged to Seller's other automotive customers for similar non-warranty service.

          (d) The parties agree that Seller shall directly warrant and service all Sames Products sold for the products listed on EXHIBIT G attached hereto.

          (e) The parties agree that Buyer shall directly warrant and service all FRNA Paint Equipment and FRNA Paint Products supplied or sold by Buyer hereunder subject to Buyer's standard warranty terms and conditions attached hereto as EXHIBIT L.

          (f) The parties agree to indemnify each other for damages caused by any breach of this Section 8.


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

     SECTION 9. AUTOMOTIVE LABORATORY. Buyer shall be granted an exclusive use of Seller's automotive laboratory located on Capital Street in Livonia, Michigan subject to the payments and other conditions described on EXHIBIT E attached hereto. Seller represents and warrants that it has full authority to grant such use and shall indemnify Buyer for damages caused by any breach of such representation and warranty. Buyer and Seller agree to cooperate to allow continued product validation and testing to be jointly completed at the Capital Street laboratory.

     SECTION 10. BUYER'S SPECIAL REMEDIES; LICENSES. If, following either a "Binks change in control" or a "Sames/Sames, N.A. change in control" (as such terms are defined below), Seller or their successor breaches the Agreement (a "Change in Control Breach") and such Change in Control Breach is not cured within thirty (30) days following written notice from Buyer to the other parties hereto, Buyer shall be entitled to exercise either or both of the special remedies set forth below:

          (a) SPECIFIC PERFORMANCE. Buyer shall, in addition to all other remedies, be entitled to specific performance or injunctive relief to enforce the terms of this Agreement.

          (b) LICENSE. Buyer shall be granted a limited license, effective upon the failure to timely cure a Change in Control Breach, to make, use or sell any of the Sames Product solely in conjunction with the sale of Buyer's products and in accordance with the terms and conditions of this Agreement. The term of the license shall be coterminous with this Agreement. In connection with such license, Buyer agrees (i) not to compete with Seller in the sale of the Sames Products other than in conjunction with the sale of Buyer's products, (ii) not to copy or disclose to third parties (except as described below), and to return to Seller all data, drawings, specifications, technical information, know-how and similar information concerning the Sames Products (the "Confidential Product Information") following the expiration of such license, (iii) not to use, in any manner, any of Seller's trademarks in connection with Buyer's manufacture, use or sale of the Sames Products, and (iv) to pay Seller a monthly royalty equal to the sum of the products obtained by multiplying the number of each of the Sames Products sold during the previous month by the respective price Seller last charged Buyer for such Sames Product by the respective royalty rate listed on EXHIBIT A hereto. The Confidential Product Information shall be placed in escrow following the execution and delivery of this Agreement, pursuant to the Escrow Agreement attached hereto a EXHIBIT H. Following the effective date of the license, Buyer shall be allowed to disclose the Confidential Product Information to third parties solely for the purpose of manufacturing the Sames Products provided that such third parties sign and deliver to Seller a mutually agreeable limited license and confidentiality agreement which shall, without limitation, prohibit such third parties from disclosing the Confidential Product Information and from using such information for any purpose other than producing the Sames Products for Buyer. The Buyer's license and any license of a third party supplier shall automatically terminate upon Buyer's breach or such supplier's breach of the respective agreements, which breach is not cured within thirty
(30) days following written notice from Seller or their successor, and Seller shall be entitled to specific performance or injunctive relief enforcing such agreements. The terms of such license shall be in accordance with the Amended and Restated License Agreement which is attached hereto as EXHIBIT I. Notwithstanding the foregoing, Buyer's license to manufacture, use and sell Sames Bell Machines (liquid) under the Amended and Restated License Agreement shall be limited in scope pursuant to the terms of Section 4 of this Agreement.

          (c) BINKS CHANGE IN CONTROL. "Binks Change in Control" shall mean the merger or acquisition of Binks Sames Corporation with or by a third party.

          (d) SAMES/SAMES, N.A. CHANGE IN CONTROL. "Sames/Sames, N.A. Change in Control" shall mean the merger or acquisition of Binks Sames France, S.A. and Sames North America, Inc. with or by a third party.

     SECTION 11. SELLER'S SPECIAL REMEDIES. If Buyer breaches this Agreement and such breach is not cured within thirty (30) days following written notice from Seller or their successor to Buyer, Seller or their successor, as the case may be, shall, in addition to all other remedies, be entitled to specific performance or injunctive relief to enforce the terms of this Agreement.

     SECTION 12. RELEASE OF BINKS. If, following a Sames/Sames, N.A. Change in Control, Sames and Sames, N.A. retain non-exclusive rights to the Products that are subject to the license granted to Buyer under Section 10 hereof and such rights are sufficient to allow Sames and Sames, N.A. to perform the licensor's obligations under such license, the parties hereby acknowledge and agree that Binks shall, as of the effective date of the Sames/Sames, N.A. Change in Control, no longer be a party to this Agreement, the License Agreements attached hereto as EXHIBIT I and EXHIBIT J, respectively, and the Escrow Agreement attached hereto as EXHIBIT H and shall have no further rights or obligations in to and under this Agreement, the License Agreements and the Escrow Agreement, with the exception of the obligation of Binks not to interfere with Buyer's exclusive right to purchase "ACCUSTAT" and "AQUA" Sames Products under this Agreement.

     SECTION 13. ACCUSTAT/ AQUA/ ACCUBELL LICENSES.

          (a) Buyer covenants and agrees to purchase all Sames Products referenced as "ACCUSTAT" and "AQUA" on EXHIBIT A hereto exclusively from Seller and Seller hereby grants Buyer an exclusive right to purchase such "ACCUSTAT" and "AQUA" Sames Products, whether stand-alone or as a component of another product or system, coterminous with this Agreement.

          (b) Buyer hereby grants Seller a non-exclusive and royalty free license for the respective lives of Buyer's linear potentiometer patents subject to the terms of the License Agreement which is attached hereto as EXHIBIT I, and Seller hereby agrees to supply to Buyer, on an exclusive basis, "ACCUSTAT" and "AQUA" Sames Products during the period of such license.

          (c) Buyer covenants and agrees to purchase all Sames Products referenced as "ACCUBELL" on EXHIBIT A hereto on a non-exclusive basis from Seller and Seller hereby grants Buyer a non-exclusive right to purchase such "ACCUBELL" Sames Products.


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

          (d) Buyer covenants and agrees to purchase all spare parts for all Sames Products exclusively from Seller at current published automotive prices.

     SECTION 14. PRODUCT DEVELOPMENT. Seller and Buyer hereby agree to jointly participate in the development of new products to be identified by marketing and product development representatives of Seller and Buyer. Prior to commencement of any joint product development project, Seller and Buyer shall mutually agrees as to the ownership rights, costs, and use of such product.

     SECTION 15. FORCE MAJEURE. Neither Buyer nor Seller shall be responsible for any loss resulting from the non-fulfillment of any terms of this Agreement caused by riots, wars, acts of enemies, national emergencies, strikes, floods, fires, acts of God, or by any other cause not within the control of the party whose performance is interfered with which by the exercise of reasonable diligence such party is unable to prevent.

     SECTION 16. INDEPENDENT CONTRACTOR. Seller and Buyer are each acting as an independent contractor and not as a partner, joint venturer, or agent the other in connection with the execution and performance of this Agreement. Nothing in this Agreement will be deemed or construed to create between the parties a partnership, association, joint venture, franchise or agency. Neither party is in any way the legal representative of the other party, and neither party has any authority to assume or create any obligation on behalf of the other.

     SECTION 17. TERMS AND CONDITIONS OF SALE.

          (a) All purchases of Sames Products and Sames Inventory under this Agreement shall be made under the terms and conditions of sale set forth on EXHIBIT K attached hereto.

          (b) All purchases of FRNA Paint Products under this Agreement shall be made under the terms and conditions of sale set forth in EXHIBIT L attached hereto.

          (c) Seller and Buyer expressly understand and agree that the terms and conditions set forth in this Agreement and in any Exhibit hereto supersede any terms and conditions printed on any Buyer purchase order for Sames Products delivered to Seller or Seller purchase order for FRNA Paint Products delivered to Buyer to the extent the terms and conditions of this Agreement and the Exhibits hereto and the terms and conditions of such Buyer purchase order or Seller purchase order may be inconsistent with each other.

     SECTION 18.  CONFIDENTIALITY; SOLICITATION; RESTRICTIONS ON USE.

          (a) Seller and Buyer covenant and agree that for a period of five (5) years from the date of disclosure to either party each will keep confidential and will not disclose to any third party, any information marked confidential, or if transmitted visually or verbally is identified as confidential at the time of such disclosure and reduced to writing information marked confidential within fifteen (15) days, of Seller or Buyer, including, but not limited to, data, drawings, specifications and other technical information, including any and all items deposited with the escrow agent under the Escrow Agreement attached hereto as EXHIBIT G (the "Confidential Information"), furnished directly or indirectly to either party. Confidential Information will not include information which (i) was heretofore in the public domain or becomes a part of the public domain through no fault or negligence on the part of Seller or Buyer, (ii) is received by Seller or Buyer in good faith from a third party who has the right to disclose such information, or (iii) Seller or Buyer is legally obligated to disclose.

          (b) Seller and Buyer agree that the Confidential Information shall not become the property of the other party and shall be used solely for the purpose of fulfilling the parties' respective obligations hereunder.

          (c) The parties covenant and agree not to solicit the hiring of any officer, director or employee of the other party during the term of this Agreement and for a period of two (2) years following the termination of this Agreement. Notwithstanding the foregoing, Buyer shall have the right to solicit and employ those employees of Seller identified on EXHIBIT L hereto (the "Employees') and Seller shall cooperate and encourage such employees to accept employment with Buyer. Seller shall be responsible and liable for any salary, wages, bonuses, commissions, accrued vacations, or sick-leave time, profit sharing or pension benefits, as well as any actions or causes of action, including, but not limited to, unemployment compensation claims and worker's compensation claims and claims for race, age and sex discrimination and sexual harassment that any of its employees assert in connection with their employment or separation from Seller, or both. Seller shall further be responsible for all rights of Seller's employees under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). It is understood by Buyer and Seller that Buyer will not assume or accept any of Seller's employment benefit plans or other employment benefit obligations of Seller. Seller, and not Buyer, shall be responsible for liabilities and claims for employee benefits under Seller's employee benefit plans or with regard to any severance or layoff benefits that are claimed to arise as a result of the transactions contemplated herein. Seller shall indemnify Buyer for damages caused by the breach of this Section 18(c). The parties covenant and agree that the terms and conditions of that certain February 1998 Mutual Confidentiality and Non-Disclosure Agreement shall remain effective with respect to the Employees.

          (d) Seller agrees that all stand-alone robotic systems shall be handled by a FANUC Ltd. subsidiary or affiliate unless otherwise agreed by the parties hereto.

     SECTION 19. NOTICE. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party (i) upon delivery to the address of such party specified below if delivered in person or by prepaid courier, or (ii) upon dispatch if transmitted by facsimile transmission, in any case to the parties at the following addresses or telecopy numbers, as the case may be:


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

     If to Buyer, at:

     FANUC ROBOTICS NORTH AMERICA, INC.
     3900 W. Hamlin Road
     Rochester Hills, MI 48309
     Attention: Corporate Counsel
     Facsimile Number:  (248) 377-7362

     If to Seller, at:
     BINKS SAMES CORPORATION
     9201 Belmont Avenue
     Franklin Park, IL 60131
     Attention:  Arnold H. Dratt
     Facsimile Number:  (847) 671-3062

     With a copy to:

     Guy E. Snyder, Esq.
     Vedder Price Kaufman & Kammholz
     222 North LaSalle Street, Suite 2600
     Chicago, Illinois  60601-1003
     Facsimile Number:  (312) 609-5005

     SECTION 20. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, the parties hereby acknowledge and agree that a Binks Change in Control or a Sames/Sames, N.A. Change in Control, as the case may be, shall be considered a permitted assignment under this Agreement; provided that in the event Seller, collectively or individually, sells, merges, or transfers any material portion of its assets, including, without limitation, its rights under this Agreement, to a robotic competitor of Buyer, Buyer shall have the right to terminate this Agreement.

     SECTION 21. CHOICE OF LAW; BINDING EFFECT . This Agreement and the rights and obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Illinois applicable to agreements to be executed and performed wholly within Illinois, and shall inure to the benefit of the and be binding upon the parties hereto and their respective successors and permitted assigns.

     SECTION 22. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or discharged except in a writing signed by both parties.


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

     SECTION 23. SEVERABILITY; WAIVER. Should any covenant or provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision or any part thereof, and such covenant or provision or part thereof shall be deemed modified to the extent required to permit enforcement. Any waiver by either party hereto of any breach of any kind or character whatsoever by the other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver of or consent to any subsequent breach of this Agreement on the part of the other party.

     SECTION 24. EXECUTION; COUNTERPARTS. This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.



                           [SIGNATURE PAGE TO FOLLOW]


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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

FANUC ROBOTICS NORTH AMERICA, INC.        BINKS SAMES CORPORATION

By: /s/ Richard E. Schneider              By: /s/ Arnold H. Dratt
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Its: President                            Its: President
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                                          SAMES NORTH AMERICA, INC.

                                          By: /s/ Arnold H. Dratt
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                                          Its: President
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                                          SAMES, S.A.

                                          By: /s/ Arnold H. Dratt
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                                          Its: President
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